Exhibit 3.1

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles

BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: November 29, 2016 01:14 PM Pacific Time

Incorporation Number:	BC0698743

Recognition Date and Time: July 1, 2004 12:01 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

NOVELION THERAPEUTICS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 2600, OCEANIC PLAZA	SUITE 2600, OCEANIC PLAZA
1066 WEST HASTINGS STREET	1066 WEST HASTINGS STREET
VANCOUVER BC V6E 3X1	VANCOUVER BC V6E 3X1
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 2600, OCEANIC PLAZA	SUITE 2600, OCEANIC PLAZA
1066 WEST HASTINGS STREET	1066 WEST HASTINGS STREET
VANCOUVER BC V6E 3X1	VANCOUVER BC V6E 3X1
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Cox, Geoffrey F.

Mailing Address:	Delivery Address:
480 BEACON STREET #1	480 BEACON STREET #1
BOSTON MA 02115	BOSTON MA 02115
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Sabba, Stephen L.

Mailing Address:	Delivery Address:
KNOTT PARTNERS, LP	KNOTT PARTNERS, LP
485 UNDERHILL BLVD.	485 UNDERHILL BLVD.
SYOSSET NY 11791 3419	SYOSSET NY 11791 3419
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Thomas JR., John C.

Mailing Address:	Delivery Address:
286 SOUTH MAIN STREET	286 SOUTH MAIN STREET
SUITE 200	SUITE 200
ALPHARETTA GA 30009	ALPHARETTA GA 30009
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Aryeh, Jason M.

Mailing Address:	Delivery Address:
887 GREAT NORTHERN WAY, SUITE 250	887 GREAT NORTHERN WAY, SUITE 250
VANCOUVER BC V5T 4T5	VANCOUVER BC V5T 4T5
CANADA	CANADA

Last Name, First Name, Middle Name:
VanLent, Anne

Mailing Address:	Delivery Address:
PRUDENTIAL TOWER, 800 BOYLSTON STREET	PRUDENTIAL TOWER, 800 BOYLSTON STREET
BOSTON MA 02199-3600	BOSTON MA 02199-3600
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Szela, Mary T.

Mailing Address:	Delivery Address:
PRUDENTIAL TOWER, 800 BOYLSTON STREET	PRUDENTIAL TOWER, 800 BOYLSTON STREET
BOSTON MA 02199-3600	BOSTON MA 02199-3600
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name: Stern, Donald K.

Mailing Address: PRUDENTIAL TOWER, 800 BOYLSTON STREET BOSTON MA 02199-3600 UNITED STATES	Delivery Address: PRUDENTIAL TOWER, 800 BOYLSTON STREET BOSTON MA 02199-3600 UNITED STATES

Last Name, First Name, Middle Name:
Smith, Sandford D.

Mailing Address: PRUDENTIAL TOWER, 800 BOYLSTON STREET BOSTON MA 02199-3600 UNITED STATES	Delivery Address: PRUDENTIAL TOWER, 800 BOYLSTON STREET BOSTON MA 02199-3600 UNITED STATES

Last Name, First Name, Middle Name: Kotler, Kevin

Mailing Address: PRUDENTIAL TOWER, 800 BOYLSTON STREET BOSTON MA 02199-3600 UNITED STATES	Delivery Address: PRUDENTIAL TOWER, 800 BOYLSTON STREET BOSTON MA 02199-3600 UNITED STATES

Last Name, First Name, Middle Name: Plutzky, Jorge

Mailing Address: PRUDENTIAL TOWER, 800 BOYLSTON STREET BOSTON MA 02199-3600 UNITED STATES	Delivery Address: PRUDENTIAL TOWER, 800 BOYLSTON STREET BOSTON MA 02199-3600 UNITED STATES

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

May 25, 2005

March 21, 2016

March 21, 2016

AUTHORIZED SHARE STRUCTURE

1.	500,000,000	Common Shares	Without Par Value

Without Special Rights or
Restrictions attached

2.	5,000,000	First Preference Shares	Without Par Value

With Special Rights or
Restrictions attached